Exhibit 99.1
newsrelease
Contact:
Investors — Jenny L. Apker
800/497-6329
Media — Tyler D. Gronbach
919/297-1541
R.H. Donnelley Announces Board Changes
CARY, N.C., December 14, 2006 — R.H. Donnelley Corporation (NYSE: RHD), one of the nation’s leading Yellow Pages and online local commercial search companies, today announced the following changes to its Board of Directors.
R. Glenn Hubbard has retired from the Board. Mr. Hubbard joined R.H. Donnelley’s Board on January 31, 2006, in connection with the company’s acquisition of Dex Media, Inc. Mr. Hubbard originally joined the Dex Board in July 2004.
“On behalf of the Board of Directors, I’d like to express our deep appreciation to Glenn for his service to the company,” said David C. Swanson, chairman and CEO of RHD. “His knowledge and insights regarding financial and economic matters have been extremely valuable as we have worked through the integration of R.H. Donnelley and Dex Media.”
In addition, in light of Mr. Hubbard’s departure and in accordance with its recurring evaluation of Committee membership as a matter of solid corporate governance, the Board made the following changes to its Committee composition. Mr. Russell T. Lewis has joined the Corporate Governance Committee, remains on the Compensation and Benefits Committee and no longer serves on the Audit and Finance Committee. Mr. Alan F. Schultz has joined the Audit and Finance Committee and no longer serves on the Compensation and Benefits Committee. David M. Veit has joined the Audit and Finance Committee and no longer serves on the Corporate Governance Committee.
About R.H. Donnelley
The company has more than 4,000 employees operating in 28 states across the United States. Every day, consumers rely on the company’s more than 625 directories, online city guides and local search Web sites to find businesses that provide the products and services they need. RHD’s directories, which have a circulation of approximately 80 million, are marketed under three of the industry’s most recognized brands: AT&T Yellow Pages (formerly SBC Yellow Pages) in Illinois and northwest Indiana; Dex® Yellow Pages and EMBARQ Yellow Pages™ (formerly Sprint Yellow Pages®). R.H. Donnelley’s expanding presence on the Internet now includes the Best Red Yellow Pages® brand at bestredyp.com® in its EMBARQ Yellow Pages markets, in RHD’s AT&T Yellow Pages markets at CHICAGOLANDYP.com and local search services through Dex at DexOnline.com®.

Safe Harbor Provision
Certain statements contained in the presentations regarding RHD’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “planned,” “estimated,” “potential,” “goal,” “outlook” and similar expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause RHD’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the legacy Dex and RHD businesses will not continue to be integrated successfully; (2) the risk that the expected strategic advantages and remaining cost savings from the Dex Media merger may not be fully realized or may take longer to realize than expected; (3) disruption from the Dex Media merger making it more difficult to maintain relationships with customers, employees or suppliers; and (4) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD’s results to differ materially from those described in the forward-looking statements are described in detail in the registration statement on Form S-4 that RHD filed with the Securities and Exchange Commission (the “SEC”) (Registration No. 333-129539), which contains the joint proxy statement/prospectus relating to the transaction, RHD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 in Item 1A “Risk Factors,” Dex Media’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 in Item 1A “Risk Factors,” as well as RHD’s and Dex Media’s other periodic filings with the SEC that are available on the SEC’s website at www.sec.gov.